Filed Pursuant to Rule 424(b)(3)
Registration No. 333-163069

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
SUPPLEMENT NO. 1, DATED MAY 15, 2013,
TO THE PROSPECTUS, DATED MAY 1, 2013

This prospectus supplement, or this Supplement No. 1, is part of the prospectus of American Realty Capital New York Recovery REIT, Inc., or the Company, dated May 1, 2013, or the Prospectus. This Supplement No. 1 supplements, modifies and supersedes certain information contained in the Prospectus and should be read in conjunction with the Prospectus. This Supplement No. 1 will be delivered with the Prospectus. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purpose of this Supplement No. 1 is to, among other things:

•	update the status of our initial public offering and shares currently available for sale;

•	update disclosure relating to our management compensation;

•	remove disclosure relating to the acquisition environment; and

•	update Appendix C-2 – Multi-Offering Subscription Agreement.

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 150.0 million shares of common stock on September 2, 2010 (excluding shares to be issued under the distribution reinvestment plan, or DRIP). On December 9, 2010, we satisfied the general escrow conditions of our public offering of common stock. On such date, we received and accepted aggregate subscriptions equal to the minimum of $2.0 million in shares of common stock, broke escrow and issued shares to our initial investors. On March 6, 2012, we raised in excess of $75.0 million in aggregate gross proceeds from all investors for shares of our common stock. Accordingly, we began accepting subscriptions from all states, including from residents of Pennsylvania.

As of May 10, 2013, we had acquired 17 commercial and residential properties which were 94.2% leased on a weighted average basis as of such date. As of May 10, 2013, we had total real estate investments, at cost, of $462.7 million. As of March 31, 2013, we had incurred, cumulatively to that date, $34.0 million in selling commissions, dealer manager fees and offering costs for the sale of our common stock.

We will offer shares of our common stock until September 2, 2013, unless the offering is extended in accordance with the Prospectus, provided that the offering will be terminated if all 150.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to our distribution reinvestment plan, or DRIP, for sale in our primary offering).

Shares Currently Available for Sale

On December 15, 2011, we exercised our option to convert all outstanding preferred shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act of 1933, as amended) into 2.0 million shares of common stock on a one-for-one basis. As of April 30, 2013, we had received aggregate gross proceeds of $347.5 million, consisting of $324.7 million from the sale of 32.8 million shares of common stock in our public offering, $5.8 million from the DRIP and $17.0 million from the converted preferred shares. As of April 30, 2013, there were 35.4 million shares of our common stock outstanding, including restricted stock, converted preferred shares and shares issued under the DRIP. As of April 30, 2013, there were 115.0 million shares of our common stock available for sale, excluding shares available under our DRIP.

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PROSPECTUS UPDATES

Prospectus Summary

The disclosure under the sections “Acquisition Fees” and “Acquisition Expenses” on page 18 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Acquisition Fees	We will pay to our advisor or its assignees 1.0% of the contract purchase price of each property acquired (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees). This acquisition fee is reflective of services performed by our advisor in connection with selecting assets for acquisition and shall cover such services until such time as our advisor has submitted a letter of intent to the seller to purchase such asset and presented a detailed investment memorandum to our board of directors for approval. For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment, but exclusive of acquisition fees and financing coordination fees. This acquisition fee does not include any acquisition expenses payable to our advisor, as described in “Acquisition Expenses” below.	$13,275,000 (or $26,550,000 assuming we incur our expected leverage of 50% set forth in our investment guidelines or $53.1 million assuming the maximum leverage of approximately 75% permitted by our charter)

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Acquisition Expenses

We will pay our advisor for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets.

Specifically, we will pay our advisor or its affiliates for any services provided by such entities for which they incur investment-related expenses, or insourced expenses. Such insourced expenses will be fixed initially, and may not exceed, at 0.50% of the purchase price of each property (including our pro rata share of debt attributable to the property) and 0.50% of the amount advanced for each loan or other investment (including our pro rata share of debt attributable to such investment), which will be paid at the closing of each such investment. Examples of insourced expenses include legal advisory expenses, due diligence expenses, acquisition-related administrative and advisory expenses, survey, property, lease and contract review expenses, travel and communications expenses and other closing costs, regardless of whether we acquire the investment. Aggregate insourced expenses in any year shall be fixed initially at, and may not exceed, 0.50% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such investments) and 0.50% of the amounts advanced for all loans or other investments  (including our pro rata share of debt attributable to such investments). By fixing insourced expenses for each acquisition and for any calendar year to 0.50% of the purchase price of our acquisitions for such year, we intend for these expenses  to remain at or below the amount of expenses that we would incur if we outsourced the services performed by our advisor and its affiliates described above. In order to ensure that such insourced expenses remain at or below market rates, we will perform annually a comparative analysis of the insourced expenses paid to the advisor or its affiliates for the previous year, and assuming we outsource the services provided by the advisor or its affiliates during such year for a substantially similar amount of acquisitions in the subsequent year, or a market check. In light of this market check, we will adjust our future insourced expenses annually, or we may determine to outsource certain services provided by the advisor or its affiliates for any subsequent year in order to remain at or below market, if needed.

Additionally, we will pay third party acquisition expenses and other acquisition expenses that we incur, including, but not limited to, nonrefundable option payments on property not acquired, accounting fees and expenses, third party brokerage or finders fees, title insurance premiums and transfer taxes, appraisals, incorporation costs, surveying, zoning and environmental reports, insurance review and third party legal expenses.

In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to our portfolio of investments or reinvestments exceed 4.5% of the contract purchase price of our portfolio to be measured at the close of the acquisition phase (including our pro rata share of debt attributable to the portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such investments).

Additionally, in no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to each investment or reinvestment be unreasonable or exceed 4.5% of the contract purchase price of such investment (including our pro rata share of debt attributable to such investment) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that a majority of our directors (including a majority of our independent directors) not otherwise interested in a transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us. We may, from time to time, pay our advisor for third party acquisition expenses that it incurs, if any.

$6,637,500 (or $13,275,000 assuming we incur our expected leverage of 50% set forth in our investment guidelines or $26,550,000 assuming the maximum leverage of approximately 75% permitted by our charter)”

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Estimated Use of Proceeds

Footnotes 5 and 6 to the table in the section “Estimated Use of Proceeds” on page 72 of the Prospectus are hereby replaced in their entirety with the following disclosure.

“(5)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase of properties. We will pay to our advisor or its assignees acquisition fees of 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). These acquisition fees are reflective of services performed by our advisor in connection with selecting assets for acquisition and shall cover such services until such time as our advisor has submitted a letter of intent to purchase an asset and presented a detailed investment memorandum to our board of directors for approval. This acquisition fee does not include any acquisition expenses payable to our advisor. Assuming that we incur leverage up to 50% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the maximum acquisition fees would be $26,550,000. Assuming we incur leverage up to 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the maximum acquisition fees would be $53.1 million.

(6)

Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, evaluation and acquisition of assets, whether or not acquired. Our advisor or its affiliates will provide certain services in respect of which we will pay certain expenses reimbursements, including legal advisory expenses, due diligence expenses, acquisition-related administrative and advisory expenses, survey, property, lease and contract review expenses, travel and communications expenses and other closing costs, as applicable, regardless of whether we acquire the investment. We will fix such expenses on an annual basis to 0.5% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such our acquisitions) and 0.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment), subject to a reduction in such expenses for the following year in light of our annual market check. Total acquisition fees and expenses (including any financing coordination fee) for our portfolio will not exceed 4.5% of the contract purchase price of our portfolio (including our pro rata share of debt attributable to our portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such investments). Additionally, in no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to each investment or reinvestment be unreasonable or exceed 4.5% of the contract purchase price of such investment (including our pro rata share of debt attributable to such investment) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that a majority of our directors (including a majority of our independent directors) not otherwise interested in a transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us. Assuming that we incur leverage up to 50% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the maximum acquisition expenses would be $13,275,000. Assuming we incur leverage up to 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the maximum acquisition expenses would be $26,550,000. For a further description of acquisition expenses, see “Management Compensation – Acquisition Expenses” below.”

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Market Overview

The section “Acquisition Environment” on pages 73-74 of the Prospectus is hereby deleted in its entirety.

Management

The first and second full paragraphs on page 96 of the Prospectus are hereby replaced in their entirety with the following disclosure.

“We also pay our advisor or its assignees acquisition fees equal to 1.0% of the contract purchase price of each asset that we acquire, along with payment of acquisition expenses. This acquisition fee is reflective of services performed by our advisor in connection with selecting assets for acquisition and shall cover such services until such time as our advisor has submitted a letter of intent to the seller to purchase such asset and presented a detailed investment memorandum to our board of directors for approval. In the sole discretion of our advisor, our advisor may elect to have these fees paid in cash, in shares, of a combination of both. In addition, if during the period ending two years after the close of this offering, we sell an asset and then reinvest in other assets, we will pay our advisor or its assignees 1.0% of the contract purchase price of such assets; provided, however, that in no event shall the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable in respect of all of our reinvestments exceed 4.5% of the contract purchase price of such assets; provided further, however, that our advisor has agreed that (i) it will not be entitled to acquisition fees or payment of acquisition expenses if there are insufficient offering proceeds or capital proceeds to pay such fees or expenses and (ii) such fees or expenses not paid to our advisor will not be accrued and paid in subsequent periods to the extent that there are not sufficient offering or capital proceeds to pay them.

We will pay our advisor for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. Specifically, we will pay our advisor or its affiliates for any services provided by such entities for which they incur insourced expenses. Insourced expenses will be fixed initially at, and may not exceed, 0.50% of the purchase price of each property (including our pro rata share of debt attributable to the property) and 0.50% of the amount advanced for each loan or other investment (including our pro rata share of debt attributable to such investment), paid at each such closing. Aggregate insourced expenses in any year shall be fixed initially at, and may not exceed, 0.50% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such investments) and 0.50% of the amounts advanced for all loans or other investments  (including our pro rata share of debt attributable to such investments). By fixing insourced expenses for each acquisition and for any calendar year to 0.50% of the purchase price of our acquisitions for such year, we intend for these expenses  to remain at or below the amount of expenses that we would incur if we outsourced the services provided by our advisor and its affiliates described above. In order to ensure that such insourced expenses remain at or below market rates, we will perform an annual market check. In light of this market check, we will adjust our future insourced expenses annually, or we may determine to outsource certain services provided by the advisor or its affiliates for any subsequent year in order to remain at or below market, if needed. Additionally, we will pay third party acquisition expenses and other acquisition expenses that we incur, including, but not limited to, nonrefundable option payments on property not acquired, accounting fees and expenses, third party brokerage or finders fees, title insurance premiums and transfer taxes, appraisals, incorporation costs, surveying, zoning and environmental reports, insurance review and third party legal expenses. In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to our portfolio of investments or reinvestments exceed 4.5% of the contract purchase price of our portfolio to be measured at the close of the acquisition phase (including our pro rata share of debt attributable to the portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such investments). We may, from time to time, pay our advisor for third party acquisition expenses that it incurs, if any. Additionally, in no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to each investment or reinvestment be unreasonable or exceed 4.5% of the contract purchase price of such investment (including our pro rata share of debt attributable to such investment) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that a majority of our directors (including a majority of our independent directors) not otherwise interested in a transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us.”

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The last paragraph on page 101 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“We also will pay to our advisor or its assignees acquisition fees equal to 1.0% of the contract purchase price of each asset that we acquire. This acquisition fee is reflective of services performed by our advisor in connection with selecting assets for acquisition and shall cover such services until such time as our advisor has submitted a letter of intent to the seller to purchase such asset and presented a detailed investment memorandum to our board of directors for approval. In the sole discretion of our advisor, our advisor may elect to have these fees paid in cash, in shares, or a combination of both. In addition, if during the period ending two years after the close of the offering, we sell an asset and then reinvest in assets, we will pay to our advisor or its assignees 1.0% of the contract purchase price of such assets; provided, however, that in no event shall the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable in respect of any of our reinvestments individually or all of our reinvestments in the aggregate exceed 4.5% of the contract purchase price of such assets.

We will pay our advisor for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. Specifically, we will pay our advisor or its affiliates for any insourced expenses. Such insourced expenses will be fixed initially at 0.50% of the purchase price of each property (including our pro rata share of debt attributable to the property) and 0.50% of the amount advanced for each loan or other investment (including our pro rata share of debt attributable to such investment), paid at each such closing. Aggregate insourced expenses in any year shall be fixed initially at 0.50% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such investments) and 0.50% of the amounts advanced for all loans or other investments  (including our pro rata share of debt attributable to such investments). By fixing insourced expenses for each acquisition and for any year to 0.50% of the purchase price of our acquisitions for such year, we intend for these expenses  to remain at or below the amount of expenses that we would incur if we outsourced the services described above for each such year. In order to ensure that such insourced expenses remain at or below market, we will perform an annual market check. In light of this market check, we will adjust our future insourced expenses annually, or we may determine to outsource certain services provided by the advisor or its affiliates for any subsequent year in order to remain at or below market, if needed. Aggregate insourced expenses in any year will not exceed 0.50% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such investments) and 0.50% of the amounts advanced for all loans or other investments  (including our pro rata share of debt attributable to such investments). Additionally, we will pay third party acquisition expenses and other acquisition expenses that we incur, including, but not limited to, nonrefundable option payments on property not acquired, accounting fees and expenses, third party brokerage or finders fees, title insurance premiums and transfer taxes, appraisals, incorporation costs, surveying, zoning and environmental reports, insurance review and third party legal expenses. In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to our portfolio of investments or reinvestments exceed 4.5% of the contract purchase price of our portfolio to be measured at the close of the acquisition phase (including our pro rata share of debt attributable to the portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such investments). We may, from time to time, pay our advisor for third party acquisition expenses that it incurs, if any. Additionally, in no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to each investment or reinvestment be unreasonable or exceed 4.5% of the contract purchase price of such investment (including our pro rata share of debt attributable to such investment) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that a majority of our directors (including a majority of our independent directors) not otherwise interested in a transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us. See the section entitled “— The Advisor” in this prospectus.”

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Management Compensation

The disclosure under the sections “Acquisition Fees” and “Acquisition Expenses” on page 105 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Acquisition Fees	We will pay to our advisor or its assignees 1.0% of the contract purchase price of each property acquired (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees). This acquisition fee is reflective of services performed by our advisor in connection with selecting assets for acquisition and shall cover such services until such time as our advisor has submitted a letter of intent to the seller to purchase such asset and presented a detailed investment memorandum to our board of directors for approval. For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment, but exclusive of acquisition fees and financing coordination fees. This acquisition fee does not include any acquisition expenses payable to our advisor, as described in “Acquisition Expenses” below.(3)(4)	$13,275,000 (or $26,550,000 assuming we incur our expected leverage of 50% set forth in our investment guidelines or $53.1 million assuming the maximum leverage of approximately 75% permitted by our charter)

7

Acquisition Expenses

We will pay our advisor for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets.

Specifically, we will pay our advisor or its affiliates for any services provided by such entities for which they incur investment-related expenses, or insourced expenses. Such insourced expenses will be fixed initially at, and may not exceed, 0.50% of the purchase price of each property (including our pro rata share of debt attributable to the property) and 0.50% of the amount advanced for each loan or other investment (including our pro rata share of debt attributable to such investment), which will be paid at the closing of each investment. Examples of insourced expenses include legal advisory expenses, due diligence expenses, acquisition-related administrative and advisory expenses, survey, property, lease and contract review expenses, travel and communications expenses and other closing costs, regardless of whether we acquire the investment. Aggregate insourced expenses in any year shall be fixed initially at, and may not exceed, 0.50% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such investments) and 0.50% of the amounts advanced for all loans or other investments  (including our pro rata share of debt attributable to such investments). By fixing insourced expenses for each acquisition and for any calendar year to 0.50% of the purchase price of our acquisitions for such year, we intend for these expenses  to remain at or below the amount of expenses that we would incur if we outsourced the services performed by our advisor and its affiliates described above. In order to ensure that such insourced expenses remain at or below market rates, we will perform annually a comparative analysis of the insourced expenses paid to the advisor or its affiliates for the previous year, and assuming if we outsource the services provided by the advisor or its affiliates during such year for a substantially similar amount of acquisitions in the subsequent year, or a market check. In light of this market check, we will adjust our future insourced expenses annually, or we may determine to outsource certain services provided by the advisor or its affiliates for any subsequent year in order to remain at or below market, if needed.

Additionally, we will pay third party acquisition expenses and other acquisition expenses that we incur, including, but not limited to, nonrefundable option payments on property not acquired, accounting fees and expenses, third party brokerage or finders fees, title insurance premiums and transfer taxes, appraisals, incorporation costs, surveying, zoning and environmental reports, insurance review and third party legal expenses.

In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to our portfolio of investments or reinvestments exceed 4.5% of the contract purchase price of our portfolio to be measured at the close of the acquisition phase (including our pro rata share of debt attributable to the portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such investments).

Additionally, in no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to each investment or reinvestment be unreasonable or exceed 4.5% of the contract purchase price of such investment (including our pro rata share of debt attributable to such investment) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that a majority of our directors (including a majority of our independent directors) not otherwise interested in a transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us. We may, from time to time, pay our advisor for third party acquisition expenses that it incurs, if any.

$6,637,500 (or $13,275,000 assuming we incur our expected leverage of 50% set forth in our investment guidelines or $26,550,000 assuming the maximum leverage of approximately 75% permitted by our charter)”

8

Footnote 4 to the table in the section “Management Compensation” on page 111 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“(4)	These acquisition fees will be payable with respect to reinvestments only if, during the period ending two years after the close of this offering, we sell an asset and then reinvest in assets; in this event, we will pay our advisor or its assignees 1.0% of the contract purchase price of each property acquired and 1.0% of the amount advanced for a loan or other investment; provided, however, that in no event shall the aggregate acquisition fees and expenses (including any financing coordination fee) paid in respect of our reinvestments exceed 4.5% of the contract purchase price or amount advanced, as applicable, of our reinvestments, individually or in the aggregate (including our pro rata share of debt attributable to our reinvestments).”

Investment Strategy, Objectives and Policies

The sixth full bullet on page 132 of the Prospectus under the section “Investment Limitations” is hereby replaced with the following disclosure.

“•	make investments that would cause the related acquisition fees and acquisition expenses to be unreasonable or exceed 4.5% of the purchase price of our portfolio or, in the case of all of our mortgage loans, 4.5% of the funds advanced; provided that the portfolio of investments may be assembled if a majority of our independent directors determines that such transactions are commercially competitive, fair and reasonable to us;”

The third paragraph under the section “Disposition Policies” on page 134 of the Prospectus is hereby replaced with the following disclosure.

“In addition, if during the period ending two years after the close of this offering, we sell assets and then reinvest in other assets, we will pay our advisor or its assignees 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that in no event shall the total of all acquisition fees and acquisition expenses (including any financing coordination fees) payable in respect of our reinvestments exceed 4.5% of the contract purchase price or amount advanced, as applicable, of our reinvestments, individually or in the aggregate (including our pro rata share of debt attributable to our reinvestments).”

Summary of Our Organizational Documents

The third bullet on page 243 of the Prospectus is hereby replaced with the following disclosure.

“•	make total portfolio investments in properties or mortgage loans if the related acquisition fees and acquisition expenses are unreasonable or exceed 4.5% of the purchase price of our portfolio or, in the case of mortgage loans, 4.5% of the funds advanced; provided that such total investments may be made if a majority of our independent directors determines that such transactions are commercially competitive, fair and reasonable to us;”

Subscription Agreements

The form of multi-offering subscription agreement contained in Appendix C-2 of the Prospectus is hereby replaced with the revised form of multi-offering subscription agreement attached to this Supplement No. 1 as Appendix C-2. The revised form of multi-offering subscription agreement supersedes and replaces the form of multi-offering subscription agreement contained in the Prospectus.

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EFFECTIVE MAY 9, 2013 PLEASE USE ONLY THIS SUBSCRIPTION ARC ARC ARC- ARC AGREEMENT GOING FORWARD. Global Daily NAV ARCT V HT II NYRR Retail BDCA PE-ARC UDF IV Multi-Offering SUBSCRIPTION AGREEMENT AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, MARYLAND, MASSACHUSETTS OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC (MEMBER FINRA/SIPC) AT 1-877-373-2522. AGREEMENT SUBSCRIPTION 9

C-2-1

Please indicate which Investment Investment Amount offering you wish to   American Realty Capital Global  Initial Investment $ __________________________ 1 invest in and whether Trust, Inc. (“ARC Global”)  Additional Investment:  $2,500 minimum investment this purchase is an  State in which sale was made: ______ Acct# _________________ $_100 increments for additional investments “initial investment” or an   American Realty Capital Daily Net  Initial Investment: $ __________________________ ”additional investment.” Asset Value Trust, Inc. (“ARC Daily NAV”)   • Retail * (or) • Institutional **  $2,500 minimum investment   Net of Commission Purchase  State in which sale was made: ______  Additional Investment: $_100 increments for additional investments (“NOCP”): Check this box if you   • Retail * (or) • Institutional ** are eligible for a NOCP. Acct# _________________   American Realty Capital Trust V, Inc.  Initial Investment $ __________________________ NOCPs are available to registered (“ARCT V”)  Additional Investment:  $2,500 minimum investment associates and other employees of  State in which sale was made: ______ Acct# _________________ $_100 increments for additional investments soliciting broker/dealers, the above referenced REITs and their affiliates,   American Realty Capital Healthcare  Initial Investment $ __________________________ participants in a wrap account or Trust II, Inc. (“ARC-HT II”)  Additional Investment:  $2,500 minimum investment commission replacement account  State in which sale was made: ______ Acct# _________________ $_100 increments for additional investments with approval for a discount by   American Realty Capital New York $ __________________________ the broker/dealer, RIA, bank trust  Initial Investment account, etc. Representative will not Recovery REIT, Inc. (“NYRR”)  Additional Investment:  $2,500 minimum investment receive selling commission. Refer to  State in which sale was made: ______ Acct# _________________ $_100 increments for additional investments prospectus for details.   American Realty Capital – Retail  Initial Investment $ __________________________ Note: Investment subject to Centers of America, Inc. (“ARC Retail”)  Additional Investment:  $2,500 minimum investment suitability standards, see the  State in which sale was made: ______ Acct# _________________ $_100 increments for additional investments corresponding Prospectus for details.   Business Development Corporation  Initial Investment $ __________________________ * Retail shares are sold to the public of America (“BDCA”)  Additional Investment:  $1,000 minimum investment through broker dealers and are sub-  State in which sale was made: ______ Acct# _________________ ject to applicable selling commissions   Phillips Edison – ARC Shopping  Initial Investment $ __________________________ and dealer manager fees (see pro- spectus for details). Center REIT, Inc. (“PE–ARC”)  Additional Investment:  $2,500 minimum investment ** Institutional shares are sold through  State in which sale was made: ______ Acct# _________________ $_100 increments for additional investments RIAs and broker dealers that are man-   United Development Funding IV  Initial Investment $ __________________________ aging wrap or fee -based accounts and (“UDF IV”)‡  Additional Investment:  $2,500 minimum investment are subject to an annual platform fee  State in which sale was made: ______ Acct# _________________   $1,000 minimum investment if purchased equal to 70 basis points of net asset ‡ Stated share price of $20 per share through IRA or other qualified account value (see prospectus for details).  $1,000 minimum for additional investments Payment Method: Please indicate the method of payment:   Check Enclosed   Subscription amount wired   Check/funding being sent by other Payment Instructions: Please follow the instructions outlined below. third party For_ custodial held accounts, such as IRAs and other qualified plans: Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address. For__ all other investments: For_ ARC Global (except ARC Global investors in PA), ARC Daily NAV (except ARC Daily NAV investors in OH and PA), ARCT V (except ARCT V investors in PA or WA), ARC- HT II, (except ARC-HT II investors in PA and WA) ARC Retail (except ARC Retail investors in OH and PA), NYRR, BDCA, PE-ARC and UDF IV, make checks payable to the respective offering: American Realty Capital Global Trust, Inc. (or) American Realty Capital Daily Net Asset Value Trust, Inc. (or) American Realty Capital Trust V, Inc. (or) American Realty Capital Healthcare Trust II, Inc. (or) American Realty Capital New York Recovery REIT, Inc. (or) American Realty Capital – Retail Centers of America, Inc. (or) Business Development Corporation of America (or) Phillips Edison – ARC Shopping Center REIT, Inc. (or) United Development Funding IV. For_ ARC Global investors in PA, make checks payable to: UMB Bank, NA, Escrow Agent for American Realty Capital Global Trust, Inc. For_ ARC Retail investors in OH and PA, make checks payable to: UMB Bank, NA, Escrow Agent for American Realty Capital – Retail Centers of America, Inc. For_ ARC Daily NAV investors in OH and PA, make checks payable to: UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc. For_ ARCT V investors in PA or WA, make checks payable to: UMB Bank, NA, Escrow Agent for America Realty Capital Trust V, Inc. For_ ARC-HT II investors in PA and WA, make checks payable to: UMB Bank, NA, Escrow Agent for America Realty Capital Healthcare Trust II, Inc. 9, MAY EFFECTIVE 2 OWNERSHIP IMPORTANT: Please choose one option, either within the “Non-Custodial Ownership” column, or within the “Custodial Ownership” column. (1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death. TOD registration is available only for owner(s)/ investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act. 2a. Non-Custodial Ownership (Non-Qualified)   Individual – One signature required & initial.   Joint Tenants with Right of Survivorship – All parties must sign & initial.  Tenants in Common – All parties must sign & initial.   Company or Corporation or Partnership – Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.   Uniform Gift/Transfer to Minors Act (UGMA/UTMA) – Owner and custodian signature required. State of ______ Custodian for ______________________   Estate – Personal representative signature required. Name of Executor: _______________________________ Include a copy of the court appointment.   Qualified Pension or Profit Sharing Plan* – Trustee or custodian signature required. Include plan documents. Name of Trustee: ________________________________   Trust – Trustee(s) signature(s) and copy of trust document or trust certificate required.   Transfer on Death(1) – Must complete separate Transfer on Death Registration Form.   Other (Specify) – _______________________________ Include title and signature pages. 2b. Custodial Ownership (Qualified)   Traditional IRA* – One signature required.   Roll-Over IRA* – One signature required.   Roth IRA* – One signature required.   KEOGH Plan* – One signature required.   Simplified Employee Pension/Trust (S.E.P.)*   Qualified Pension or Profit Sharing Plan* – Owner and custodian signature required.   401(k) (Only available for ARC Daily NAV)   Other (Specify) – ___________________________ * Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of

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3 IMPORTANT: Send all paperwork directly to the custodian. Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors. Custodial Ownership (Must be completed by Custodian/Trustee for accounts identified in Section 2b) Name of Trust or Business Entity (Does not apply to IRA accounts) Name of Custodian or Trustee Mailing Address City, State, Zip Business Phone Custodian/Trust/Business Entity Tax ID# Account # Name of Custodian or Other Administrator FORWARD. GOING AGREEMENT SUBSCRIPTION THIS ONLY USE PLEASE 2013: 9, MAY EFFECTIVE 4 IMPORTANT: Investor Information is required. Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act. Investor Information  Mr. Mrs. Ms. Other ______ Name of Account Owner Date of Birth Social Security Number or Taxpayer ID # Legal Address (No P.O. Boxes) City, State, Zip Citizenship: Please indicate Citizenship Status (Required)  U.S. Citizen Resident Alien Non-Resident Alien*  Employee, Affiliate or Board Member NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b * If non-resident alien, investor must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. (Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.) Employer: | RETIRED  Mr. Mrs. Ms. Other ______ Name of Joint Account Owner or Minor Entity Name Date of Birth Social Security Number or Taxpayer ID# If Non-U.S. Citizen, specify Country of Citizenship Mailing Address (if different than legal address) City, State, Zip Home Phone Business Phone Government ID: (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy. Place of Birth: ____________________________________________________________________________________ City State/Province Country Immigration Status: Permanent resident Non-permanent resident Non-resident Check which type of document you are providing: US Driver's License  INS Permanent resident alien card  Passport with U.S. Visa Employment Authorization Document Passport without U.S. Visa Bank Name (required):________________________ Account No. (required):_______________________________________________________________________________ Foreign national identity documents Bank Name (required):____________________________________________ Phone No. (required):_____________________________________________ Number for the document checked above and country of issuance: ______________________ CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES. Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

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5 Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian. Footnotes: 1 Distributions may be funded from bor-rowings, offering proceeds, or proceeds from the sale of assets, which may con-stitute a return of capital and significant-ly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates. 2 Ohio investors in ARC Global, ARC Daily NAV and ARC Retail, cannot participate in the Distribution Reinvestment Plan. Other Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs. 3 We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribu-tion reinvestment plan, there is any material change in the stockholder’s financial condition or inaccuracy of any representation under the subscription agreement for such stock-holder’s initial purchase of our shares. 4 I authorize American Realty Capital Global Trust, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Trust V, Inc., American Realty Capital Healthcare Trust II, Inc., American Realty Capital New York Recovery REIT, Inc., American Realty Capital – Retail Centers of America, Inc., Business Development Corporation of America, Phillips Edison – ARC Shopping Center REIT Inc., United Development Funding IV or its agent, American Na-tional Stock Transfer, LLC, by or through a third party provider, (as applicable, the “Issuer”) to deposit my distribution/divi-dend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required ex-actly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors’ ability to sell shares pursuant to the Share Re-purchase Program is subject to numer-ous restrictions. The Share Repurchase Program may be suspended or terminat-ed at ay time and individual requests for redemption may not be honored. Inves-tors may not be able to sell their shares. Distributions AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.   Reinvest/Distribution Reinvestment Plan 2,3   I hereby subscribe for Shares of American Realty Capital Global Trust, Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and Inc. and elect the distribution option indicated. reinvests the entire cash distribution.   Mail Check to the address of record   Send to Custodial Account listed in Section 3   Cash/Direct Deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.   Reinvest/Distribution Reinvestment Plan 2,3   I hereby subscribe for Shares of American Realty Capital Daily Net Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and Asset Value Trust, Inc. and elect the distribution option indicated. reinvests the entire cash distribution.   Mail Check to the address of record   Send to Custodial Account listed in Section 3   Cash/Direct Deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AMERICAN REALTY CAPITAL TRUST V, INC.   Reinvest/Distribution Reinvestment Plan 2,3   I hereby subscribe for Shares of American Realty Capital Trust V, Inc. Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and and elect the distribution option indicated. reinvests the entire cash distribution.   Mail Check to the address of record   Send to Custodial Account listed in Section 3   Cash/Direct Deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.   Reinvest/Distribution Reinvestment Plan 2,3   I hereby subscribe for Shares of American Realty Capital Healthcare Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and Trust II, Inc. and elect the distribution option indicated. reinvests the entire cash distribution.   Mail Check to the address of record   Send to Custodial Account listed in Section 3   Cash/Direct Deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.   Reinvest/Distribution Reinvestment Plan 2,3   I hereby subscribe for Shares of American Realty Capital New York Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and Recovery REIT, Inc. and elect the distribution option indicated. reinvests the entire cash distribution.   Mail Check to the address of record   Send to Custodial Account listed in Section 3   Cash/Direct Deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.   Reinvest/Distribution Reinvestment Plan 2,3   I hereby subscribe for Shares of American Realty Capital – Retail Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and Centers of America, Inc. and elect the distribution option indicated. reinvests the entire cash distribution.   Mail Check to the address of record   Send to Custodial Account listed in Section 3   Cash/Direct Deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) BUSINESS DEVELOPMENT CORPORATION OF AMERICA   Reinvest/Distribution Reinvestment Plan 2,3   I hereby subscribe for Shares of Business Development Corporation of Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and America and elect the distribution option indicated. reinvests the entire cash distribution.   Mail Check to the address of record   Send to Custodial Account listed in Section 3   Cash/Direct Deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.   Reinvest/Dividend Reinvestment Plan 3   I hereby subscribe for Shares of Phillips Edison – ARC Shopping Center Investor elects to participate in the Dividend Reinvestment Plan described in the Prospectus and REIT, Inc. and elect the distribution option indicated. reinvests the entire cash distribution.   Mail Check to the address of record   Send to Custodial Account listed in Section 3   Cash/Direct Deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) UNITED DEVELOPMENT FUNDING IV   Reinvest/Distribution Reinvestment Plan 2,3   I hereby subscribe for Shares of United Development Funding IV and Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and elect the distribution option indicated. reinvests the entire cash distribution.   Mail Check to the address of record Send to Custodial Account listed in Section 3 Cash/Direct Deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

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5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner’s checking or savings account or to a party other than the registered owner. Name of Third Party Financial Institution Mailing Address City, State, Zip Account # Bank's ABA/Routing #   Checking Account (must enclose voided check)   Savings Account (subject to bank verification) FORWARD. GOING AGREEMENT SUBSCRIPTION THIS ONLY USE PLEASE 2013: 9, ELECTRONIC DELIVERY ELECTION Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:  American Realty Capital Global Trust, Inc.  American Realty Capital Daily Net Asset Value Trust, Inc.  American Realty Capital Trust V, Inc.  American Realty Capital Healthcare Trust II, Inc.  American Realty Capital New York Recovery REIT, Inc.   American Realty Capital – Retail Centers of America, Inc.  Business Development Corporation of America  Phillips Edison – ARC Shopping Center REIT, Inc.  United Development Funding IV We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and state-ment notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering’s respective Web site and notify you by e-mail when such documents are available and how to access the documents. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: (a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. (c) I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to the respective offering(s) as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. Owner Signature _______________________________________________________ Date (mm/dd/yyyy) _______________ Co-Owner Signature (if applicable) _________________________________________ Date (mm/dd/yyyy) _______________ Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided. My e-mail address is ____________________________________________________________________________________ Your e-mail address will be held in confidence and used only for matters relating to your investments. MAY EFFECTIVE 6 IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. NOTE: Investors in Alabama, Arkansas, Maryland, Massachu-setts, or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering. Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf) further acknowledges and/or represents the following: Owner Co-Owner (you must initial ALL appropriate representations below) For Investors of ALL Offerings: Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the “Investor Suitability Standards” section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the benefi-ciary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering. California residents only: In addition to the suitability requirements described above, investors’ maximum investment in our shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobiles). Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in each Issuer.

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6 Continued FORWARD. GOING AGREEMENT SUBSCRIPTION THIS ONLY USE PLEASE 2013: 9, MAY EFFECTIVE Subscriber Acknowledgements & Signatures (Continued) Owner Co-Owner (you must initial ALL appropriate representations below) For Investors of ALL Offerings (Continued): Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities registered by us for any offering with the Securities Division. For American Realty Capital Global Trust, Inc. (“ARC Global”) Investors Only: I/we have received the final prospectus of ARC Global at least five (5) business days prior to the date of this subscription agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of ARC Global, I/we represent that the shares are being purchased for invest-ment purposes only and not for immediate resale. Kentucky residents only: In addition to the suitability requirements described above, investors’ maximum investment in the ARC Global shares will be limited to 10% of the investor’s liquid net worth. Ohio, Oregon, Washington, New Jersey and New Mexico residents only: In addition to the suitability requirements described above, the investor’s maximum investment in ARC Global and its affiliates cannot exceed 10% of the Oregon, Washington, New Jersey or New Mexico resident’s net worth. An Ohio investor’s aggregate investment in the ARC Global shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Pennsylvania Residents only: A Pennsylvania investor’s maximum investment in the ARC Global offering cannot exceed 10% of his or her net worth. ARC Global will not release Pennsylvania subscriptions from escrow until it has received $75,000,000 in subscriptions from other jurisdictions. Iowa residents only: The maximum investment allowable in ARC Global or its affiliates is 10% of an Iowa investor’s liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors. North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Global offering. Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor’s maximum invest-ment in ARC Global should not exceed 10% of the investor’s net worth. Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in the ARC Global offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Texas residents only: A Texas investor must have had, during the last tax year, or estimate that the Texas investor will have, during the current tax year: (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (b) a minimum net worth of at least $250,000. Net worth shall be determined exclusive of home, home furnishings and automobiles. The investor’s maximum investment in the ARC Global offering shall not exceed 10% of the investor’s liquid net worth. For American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC Daily NAV”) Investors Only: I/we acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky inves-tor’s liquid net worth.

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6 Continued FORWARD. GOING AGREEMENT SUBSCRIPTION THIS ONLY USE PLEASE 2013: 9, MAY EFFECTIVE Subscriber Acknowledgements & Signatures (Continued) Owner Co-Owner (you must initial ALL appropriate representations below) For American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC Daily NAV”) Investors Only (Continued): Ohio, Iowa, Oregon, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Iowa, Oregon, Washington or New Mexico resident’s net worth. An Ohio investor’s aggregate investment in ARC Daily NAV shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. For Ohio investors, ARC Daily NAV will not release subscriptions from escrow until it has received $20,000,000 in subscriptions in other jurisdictions. North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering. Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor’s maximum investment in ARC Daily NAV should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings). Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth. Pennsylvania Residents only: A Pennsylvania investor’s maximum investment in the ARC Daily NAV offering cannot exceed 10% of his or her net worth. ARC Daily NAV will not release Pennsylvania subscriptions from escrow until it has received $75,000,000 in subscriptions from other jurisdictions. For American Realty Capital Trust V, Inc. (“ARCT V”) Investors Only: I/we acknowledge receipt of the final Prospectus of ARCT V, not less than five (5) business days prior to the signing of this Subscription Agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of ARCT V, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount in-vested in the ARCT V offering not to exceed 10% of the Kentucky investor’s liquid net worth. Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARCT V shares and securities of other real estate investment trusts. “Liq-uid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. California residents only: In addition to the general suitability requirements described above, California investors’ maximum investment in ARCT V shares will be limited to 10% of their net worth (exclusive of home, home furnishings and automobile). Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the shares in the ARCT V offering as registered with the Securities Division. Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor’s maximum in investment in ARCT V and its affiliates cannot exceed 10% of the investor’s net worth. Ohio, Oregon and New Mexico residents only: Investors must have either (a) a mini-mum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in ARCT V and its affiliates cannot exceed 10% of the Oregon or New Mexico resident’s net worth. An Ohio investor’s aggregate investment in ARCT V shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total as-sets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

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6 Continued FORWARD. GOING AGREEMENT SUBSCRIPTION THIS ONLY USE PLEASE 2013: 9, MAY EFFECTIVE Subscriber Acknowledgements & Signatures (Continued) Owner Co-Owner (you must initial ALL appropriate representations below) For American Realty Capital Trust V, Inc. (“ARCT V”) Investors Only (Continued): Pennsylvania residents only: A Pennsylvania investor cannot invest more than 10% of his or her net worth in ARCT V. ARCT V cannot accept subscriptions from Pennsylvania resi-dents until it raises $85,000,000 from other jurisdictions. Iowa residents only: The maximum investment allowable in ARCT V or its affiliates is 10% of an Iowa investor’s liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors. North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARCT V offering. Maine residents only: The Maine Office of Securities recommends that an investor’s ag-gregate investment in the ARCT V offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. New Jersey residents only: Investors who reside in the state of New Jersey must have either (i) a minimum liquid net worth of $100,000 and a minimum annual gross income of not less than $85,000 or (ii) a minimum liquid net worth of $350,000. Additionally, a New Jersey investor’s total investment in ARCT V, its affiliates and in other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home fur-nishings, and automobiles minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities. Washington residents only: ARCT V cannot accept subscriptions from Washington resi-dents until it raises $85,000,000 from other jurisdictions. For American Realty Capital Healthcare Trust II, Inc. (“ARC-HT II”) Investors Only: I/we acknowledge receipt of the final Prospectus of ARC-HT II, not less than five (5) busi-ness days prior to the signing of this Subscription Agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of ARC-HT II, I/we represent that the shares are being purchased for invest-ment purposes only and not for immediate resale. Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor’s maximum invest-ment in ARC-HT II should not exceed 10% of the investor’s net worth Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in ARC-HT II and its affili-ates cannot exceed 10% of the Oregon or New Mexico resident’s net worth. It shall be unsuitable for an Ohio investor’s aggregate investment in shares of ARC-HT II, its affiliates and in other non-traded real estate investment trusts to exceed ten percent (10%) of his, her or its liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Pennsylvania and Michigan residents only: A Pennsylvania or Michigan investor cannot invest more than 10% of their net worth in ARC-HT II. ARC-HT II cannot accept subscriptions from Pennsylvania residents until it raises $85,000,000 from other jurisdictions. Iowa residents only: The maximum investment allowable in ARC-HT II or its affiliates is 10% of an Iowa investor’s liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. New Jersey residents only: A New Jersey investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $85,000 or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor’s total investment in the ARC-HT II offering and in other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount in-vested in the ARC-HT II offering not to exceed 10% of the Kentucky investor’s liquid net worth. California residents only: In addition to the general suitability requirements described above, California investors’ maximum investment in ARC-HT II shares shall not exceed 10% of the investor’s net worth (exclusive of home, home furnishings and automobile).

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6 Continued FORWARD. GOING AGREEMENT SUBSCRIPTION THIS ONLY USE PLEASE 2013: 9, MAY EFFECTIVE Subscriber Acknowledgements & Signatures (Continued) Owner Co-Owner (you must initial ALL appropriate representations below) For American Realty Capital Healthcare Trust II, Inc. (“ARC-HT II”) Investors Only (Continued): North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC-HT II offering. Maine residents only: The Maine Office of Securities recommends that an investor’s ag-gregate investment in the ARC-HT II offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor’s maximum investment in the ARC-HT II offering shall not exceed 10% of the investor’s liquid net worth Washington residents only: ARC-HT II cannot accept subscriptions from Washington residents until it raises $10,000,000 from other jurisdictions. For American Realty Capital New York Recovery REIT, Inc. (“NYRR”) Investors Only: I/we acknowledge receipt of the final Prospectus of NYRR, not less than five (5) business days prior to the signing of this Subscription Agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of NYRR, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount in-vested in the NYRR offering not to exceed 10% of the Kentucky investor’s liquid net worth. Ohio, Iowa, Oregon, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in NYRR and its affiliates cannot exceed 10% of the Iowa, Oregon, Washington or New Mexico resident’s net worth. An Ohio investor’s aggregate investment in NYRR shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten per-cent (10%) of his or her liquid net worth. ‘‘Liquid net worth’’ is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Pennsylvania Residents only: A Pennsylvania investor’s maximum investment in the NYRR offering cannot exceed 10% of his or her net worth. Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclu-sive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investors’ maximum investment in NYRR should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings). North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the NYRR offering. For American Realty Capital – Retail Centers of America (“ARC Retail”) Investors Only: I/we acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) busi-ness days prior to the signing of this Subscription Agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of ARC Retail, I/we represent that the shares are being purchased for invest-ment purposes only and not for immediate resale. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Retail offering not to exceed 10% of the Kentucky investor’s liquid net worth.

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6 Continued FORWARD. GOING AGREEMENT SUBSCRIPTION THIS ONLY USE PLEASE 2013: 9, MAY EFFECTIVE Subscriber Acknowledgements & Signatures (Continued) Owner Co-Owner (you must initial ALL appropriate representations below) For American Realty Capital – Retail Centers of America (“ARC Retail”) Investors Only (Continued): Ohio, Iowa, Oregon, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in ARC Retail and its affiliates cannot exceed 10% of the Iowa, Oregon, Washington or New Mexico resident’s net worth. An Ohio investor’s aggregate investment in ARC Retail shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is de-fined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. ARC Retail will not release proceeds from Ohio investors until it has raised an aggregate of $20,000,000 in subscriptions in other jurisdictions. Pennsylvania Residents only: A Pennsylvania investor’s maximum investment in the ARC Retail offering cannot exceed 10% of his or her net worth. ARC Retail will not release Pennsylvania subscriptions from escrow until it has received $75,000,000 in subscriptions from other jurisdictions. Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor’s maximum in investment in ARC Retail and its affiliates cannot exceed 10% of the investor’s net worth. North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Retail offering. Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in the ARC Retail offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that por-tion of net worth that consists of cash, cash equivalents and readily marketable securities. For Business Development Corporation of America (“BDCA”) Investors Only: I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. By signing below, you also acknowledge that: • You do not expect to be able to sell your shares regardless of how BDCA performs. • If you are able to sell your shares, you will likely receive less than your purchase price. • BDCA does not intend to list the shares on any securities exchange during the offering period or for what may be a significant time thereafter, and it does not expect a second-ary market in the shares to develop. • Although BDCA has implemented a share repurchase program, only a limited number of shares are eligible for repurchase. Any such repurchases will be at a 7.5% discount to the current offering price in effect on the date of repurchase. BDCA may suspend or termi-nate its share repurchase program at any time. • You may not have access to the money you invest for an indefinite period of time until BDCA completes a liquidity event. Moreover, there is no assurance that BDCA will ever complete a liquidity event. • An investment in the shares is not suitable for you if you need access to the money you invest. • Because you will be unable to sell your shares, you will be unable to reduce your expo-sure on any market downturn. • Distributions may be funded from offering proceeds or borrowings, which may consti-tute a return of capital and reduce the amount of capital available to BDCA for invest-ment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses. Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year. Iowa, Kentucky and New Jersey residents only: Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor’s total investment in BDCA shall not exceed 10% of his or her net worth.

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6 Continued FORWARD. GOING AGREEMENT SUBSCRIPTION THIS ONLY USE PLEASE 2013: 9, MAY EFFECTIVE Subscriber Acknowledgements & Signatures (Continued) Owner Co-Owner (you must initial ALL appropriate representations below) For Business Development Corporation of America (“BDCA”) Investors Only (Continued): Oregon residents only: In addition to the general suitability requirements described above, the investor’s maximum investment in BDCA shares and shares of its affiliates shall not exceed 10% of his or her net worth. Maine residents only: The Maine Office of Securities recommends that an investor’s ag-gregate investment in the BDCA offering and other similar offerings not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that por-tion of net worth that consists of cash, cash equivalents and readily marketable securities. Nebraska residents only: Nebraska investors must meet the following suitability stan-dards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in BDCA. For such investors, net worth should not include the value of one’s home, home furnishings or automobiles. Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Ad-ditionally, an Idaho investor’s total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.) North Dakota residents only: BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards. Texas residents only: Investors who reside in the state of Texas must have either (i) a mini-mum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor’s total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles. Oklahoma residents only: Purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth (excluding home, home furnishings and automobiles). North Carolina residents only: Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross in-come of $85,000 or (ii) a minimum liquid net worth of $300,000. Ohio residents only: In addition to the suitability standards above, the state of Ohio re-quires that each Ohio investor will limit his or her investment in BDCA common stock to a maximum of 10% of his or her net worth. New Mexico residents only: In addition to the suitability standards above, the state of New Mexico requires that an investment by an New Mexico resident in BDCA, its affiliates and in other non-traded business development companies will not exceed 10% of the investor’s net worth. For Phillips Edison – ARC Shopping Center REIT, Inc. (“PE–ARC”) Investors Only: Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the final Prospectus of PE-ARC. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of PE-ARC, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclu-sive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investors’ maximum investment in PE-ARC should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings). Maine, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in PE-ARC and its affiliates cannot exceed 10% of the Maine, Ohio, Iowa, Oregon, Pennsylva-nia or Washington resident’s net worth. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the PE-ARC offering not to exceed 10% of the Kentucky investor’s liquid net worth. New Mexico residents only: Investors must have a liquid net worth of at least 10 times the amount of their investment in PE-ARC.

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6 Continued Subscriber Acknowledgements & Signatures (Continued) Owner Co-Owner (you must initial ALL appropriate representations below) For United Development Funding IV (“UDF IV”) Investors Only: I/we have received the final prospectus of UDF IV, not less than five (5) business days prior to the signing of this Subscription Agreement, and I/we accept the terms and con-ditions of the declaration of trust and bylaws of UDF IV. I/we am/are purchasing shares for my/our own account and I/we acknowledge that the shares are not liquid and there is no public market for this investment. I/we am/are not an Unacceptable Investor, as such term is defined in the prospectus un-der “Suitability Standards - Restrictions Imposed by the USA PATRIOT Act and Related Acts.” California residents only: I/We have, excluding the value of my/our home, furnishings and automobiles, (a) a gross annual income of at least $70,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000. Iowa residents only: This investment, when added to my/our investments in similar programs, does not exceed 10% of my/our liquid net worth. Oregon and Pennsylvania residents only: This investment does not exceed 10% of my/ our liquid net worth. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth. WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER’S INVESTMENT IN SUCH ISSUER. THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE BUSINESS DAYS). THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER’S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER. ONLY USE PLEASE 2013: 9, MAY EFFECTIVE Subscriber Signature(s) 6a IMPORTANT: The inves-tor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review. *   Automatic Purchase Plan: Check this box if you wish to participate in the Automatic Purchase Plan (“APP”). A separate form is required to be completed to participate in APP. Be advised that APP may not be available with all programs and is not available for BDCA or UDF IV. NOTE:The APP may not be available in certain states for certain prod-ucts. Please consult the product's individual subscription agreement to confirm. SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A) In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6B will not constitute an execution of this subscription agreement. Owner Signature ______________________________________________________ Date (mm/dd/yyyy) _______________ Co-Owner Signature (if applicable) ________________________________________ Date (mm/dd/yyyy) _______________ FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization. Authorized Signature (Custodian or Trustee) ________________________________ Date (mm/dd/yyyy) _______________ * Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.

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6b Substitute Form W-9 ALL U.S. Taxpayer Must Sign SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007) Certification To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. Exempt TIN. Check here if investor is an exempt payee. Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number, and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien). Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Investor Print Name Date Signature of Joint Owner, if applicable Print Name Date b Guidelines for Certification of Taxpayer Identification Number (“TIN”) on 6 Continued Substitute Form W-9 What Number to Give the Requester. − Social Security numbers (‘‘SSN’’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (‘‘EIN’’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘‘Section’’ references are to the Internal Revenue Code of 1986, as amended. ‘‘IRS’’ means the Internal Revenue Service. EFFECTIVE For this type of account: 1. An individual’s account 2. Two or more individuals (Joint account) 3. Custodian account of a minor (Uniform Gift to Minors Act) 4. (a) The usual revocable savings trust account (grantor also is trustee) (b) So-called trust account that is not a legal or valid trust under State law 5. Sole proprietorship or single-owner LLC For this type of account: 6. Sole proprietorship or single-owner LLC 7. A valid trust, estate, or pension trust 8. Corporate or LLC electing corporate status on Form 8832 9. Association, club, religious, charitable, educational, or other tax-exempt organization 10. Partnership or multi-member LLC 11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments 12. A broker or registered nominee Give the SSN of: The individual The actual owner of the account or, if combined funds, the first individual on the account (1) The minor (2) The grantor-trustee (1) The actual owner (1) The owner (3) Given the EIN of: The owner (3) The legal entity (4) The corporation The organization The partnership or LLC The public entity The broker or nominee

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6b continued Guidelines for Certification of Taxpayer Identification Number (“TIN”) on Substitute Form W-9 (Continued) (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished. (2) Circle the minor’s name and furnish the minor’s SSN. (3) You must show your individual name and you also may enter your business or ‘‘DBA’’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN. (4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed. FORWARD. GOING AGREEMENT SUBSCRIPTION THIS ONLY USE PLEASE 2013: 9, MAY EFFECTIVE Obtaining a Number If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). Payees Exempt from Backup Withholding Backup withholding is not required on any payments made to the following payees: • An organization exempt from tax under Section 501(a), an individual retirement account (‘‘IRA’’), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f )(2). • The United States or any of its agencies or instrumentalities. • A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities. • A foreign government or any of its political subdivisions, agencies or instrumentalities. • An international organization or any of its agencies or instrumentalities. Other payees that may be exempt from backup withholding include: • A corporation. • A foreign central bank of issue. • A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States. • A futures commission merchant registered with the Commodity Futures Trading Commission. • A real estate investment trust. • An entity registered at all times during the tax year under the Investment Company Act of 1940. • A common trust fund operated by a bank under Section 584(a). • A financial institution. • A middleman known in the investment community as a nominee or custodian. • A trust exempt from tax under Section 664 or described in Section 4947. Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Check the ‘‘Exempt TIN’’ box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer. Privacy Act Notice Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply. Penalties • Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. • Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty. • Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. • Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

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7 Check this box to indicate whether submission is made through a Registered Invest-ment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA. FORWARD. GOING AGREEMENT SUBSCRIPTION THIS ONLY USE PLEASE 2013: 9, MAY EFFECTIVE Financial Advisor, Registered Investment Advisor & Registered Representative The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the “Advisor”) must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor’s address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor’s state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. Broker/Dealer or RIA Firm Address or P.O. Box Mailing Address City, State, Zip Business Phone # (Required) Fax Phone # E-mail Address Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) Representative # Registered Representative or Advisor [I.A.] Address or P.O. Box City, State, Zip Business Phone # (Required) Fax Phone # E-mail Address If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed. State (Required) Signature(s) of Registered Representative(s) or Advisor(s) (Required) Date Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) Date

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8 IMPORTANT: Please note that there are state-specific mailing addresses for the following offerings: ARC Global, ARC Daily NAV, ARC-HT II, ARCT V and ARC Retail. For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right. For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement. FOR COMPANY USE ONLY: For Regular Mail For Overnight Deliveries American Realty Capital Global Trust, Inc. American Realty Capital Global Trust, Inc. c/o DST Systems, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407 430 W. 7th Street, Kansas City, MO 64105-1407 American Realty Capital Daily Net Asset Value Trust, Inc. American Realty Capital Daily Net Asset Value Trust, Inc. c/o DST Systems, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407 430 W. 7th Street, Kansas City, MO 64105-1407 American Realty Capital Trust V, Inc. American Realty Capital Trust V, Inc. c/o DST Systems, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407 430 W. 7th Street, Kansas City, MO 64105-1407 American Realty Capital Healthcare Trust II, Inc. American Realty Capital Healthcare Trust II, Inc. c/o DST Systems, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407 430 W. 7th Street, Kansas City, MO 64105-1407 American Realty Capital New York Recovery REIT, Inc. American Realty Capital New York Recovery REIT, Inc. c/o DST Systems, Inc c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407 430 W. 7th Street, Kansas City, MO 64105-1407 American Realty Capital – Retail Centers of America, Inc. American Realty Capital – Retail Centers of America, Inc. c/o DST Systems, Inc c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407 430 W. 7th Street, Kansas City, MO 64105-1407 Business Development Corporation of America Business Development Corporation of America c/o DST Systems, Inc c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407 430 W. 7th Street, Kansas City, MO 64105-1407 Phillips Edison–ARC Shopping Center REIT, Inc. Phillips Edison–ARC Shopping Center REIT, Inc. c/o DST Systems, Inc c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407 430 W. 7th Street, Kansas City, MO 64105-1407 United Development Funding IV United Development Funding IV c/o DST Systems, Inc c/o DST Systems, Inc P.O. Box 219096, Kansas City, MO 64121-9096 430 W. 7th Street, Kansas City, MO 64105-1407 State-Specific Mailing Address Differences for ARC Global, ARC Daily NAV, ARCT V, ARC-HT II and ARC Retail: For_ ARC Global investors in PA, ARC Daily NAV and ARC Retail investors in OH and PA and ARC-HT II and ARCT V investors in PA and WA, mail to: American Realty Capital Global Trust, Inc. American Realty Capital Daily Net Asset Value Trust, Inc. c/o Realty Capital Securities, LLC c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 3 Copley Place, Suite 3300, Boston, MA 02116 American Realty Capital Trust V, Inc. American Realty Capital Healthcare Trust II, Inc. c/o Realty Capital Securities, LLC c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 3 Copley Place, Suite 3300, Boston, MA 02116 American Realty Capital – Retail Centers of America, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 Should_ you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at: American National Stock Transfer, LLC 405 Park Avenue, 12th Floor, New York, NY 10022 Phone: (877) 373-2522 | Facsimile: (646) 861-7793 Amount Date Check/Wire# Account # Registered Representative # Firm # Custodian ID# Transfer Agent Reviewer

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